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                                                                  Exhibit 10.2.0

                                                                        CIT002

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

                             6th Amendment Agreement

This Amendment Agreement is entered into as of April 3, 2003 among Citibank (New York State), as trustee for The Student Loan Corporation ("Bank"), The Student Loan Corporation ("SLC") and Collegiate Funding Services, LLC ("CFS").

WHEREAS, the Bank, SLC and CFS are parties to a certain Consolidation Loan Responsibility Agreement dated as of November 15, 1999 (the "Agreement") which provides for the marketing, servicing and funding of Consolidation Loans pursuant to the provisions of the Federal Family Education Loan Program ("FFELP") through CFS' program generally known as the Real World Consolidation Loan Program ("RWCLP"); and

WHEREAS, the Agreement was amended by an Amendment Agreement dated as of March 1, 2001 and executed March 7, 2001, by a 2nd Amendment Agreement dated as of November 1, 2001 and executed November 19, 2 001, by a 3rd Amendment Agreement dated as of May 7, 2002 and executed July 25, 2002; by a 4th Amendment dated as of July 25, 2002; and by a 5th Amendment Agreement dated as of August 21, 2002 and executed as of November 12th, 2002; and

WHEREAS the parties desire to further amend the Agreement for the mutual benefit of the parties to permit CFS to offer a supplemental program to solicit borrowers who are considering consolidating their existing Citibank loan(s) with another consolidation lender.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties agree as follows:

1. Program

The Citibank Special Project ("Program") is a test program for 30 calendar days from start date (test phase), and involves CFS' promotion of Citibank consolidations to customers who may have initially elected to consolidate through another lender. The Citibank potential customer list will be provided to CFS on a daily "Business" Day schedule, and during the test phase will not exceed 15 names per Business Day. CFS will inform Citibank by the 5th Business Day of the LVC status if the customer wishes to consolidate through Citibank; "hold" the LVC if the customer has agreed to process a new consolidation loan through Citibank. or "release" the LVC if the customer has declined or CFS has not been able to contact customer. If the customer verbally confirms they wish to process a new consolidation through Citibank, CFS will not complete the consolidation process unless CFS has received the Customer Confirmation of Cancellation Document referred to below from the customer.

2. Customer Confirmation of Cancellation Document

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                                                                               2

The Customer Confirmation of Cancellation Document" is a borrower-signed document that confirms the borrower's verbal request to consolidate through Citibank and cancel their loan with the current consolidator. CPS will not process any Program consolidation unless a completed and signed Customer Confirmation of Cancellation Document is evident.

Any borrower-completed and signed hardcopy Customer Confirmation of Cancellation Document will be forwarded to Citibank on a weekly basis.

See Attachment #1.

3. Test Phase

The Test Phase will consist of a 30 day period during which Citibank shall provide leads (from the start date of the Project), together with a five-business day "call period" following the 30th day. The first day on which Citibank forwards a customer list to CFS will determine the start date of Project.

4. Indemnity

Citibank represents and warrants that the Citibank Special Project complies with all federal and state laws and regulations and agrees to indemnify and hold CFS harmless for any and all liability that results, directly or indirectly, from any breach by Citibank of (1) any representation and warranty made herein or (2) any breach by Citibank of its obligations set forth herein with respect to the performance of the Program, where such breach constitutes gross negligence, bad faith or willful misconduct on the part of Citibank.

5. Fees

During the Test Phase, any successfully completed applications completed under the Project definitions will be charged an application fee at Plan B prices (i.e., the price charged under the Agreement for any successfully completed applications where Citibank is the original lender). The application fee for each loan is $[****] under Plan B. Under Plan B, Borrower shall receive an interest rate reduction up to but not greater than 1% after making the first 36 monthly payments on-time. CFS shall not be paid the application fee unless the Customer Confirmation of Cancellation Document has been signed and received by CFS, all other appropriate documentation has been received by Citibank, and the loans to be consolidated meet all of the eligibility requirements for consolidation loans as more particularly described in the Agreement.

The above-referenced application fee shall be reduced by $25 under any program where the borrower is eligible for a rate reduction of 0.25% for automatic electronic payment and accepts the offer.

6. Amendment

Nothing contained in this 6th Amendment Agreement is intended, nor shall it, release, remove, modify, alter or amend any obligation, duty, or responsibility of any party as set forth in the Agreement, as modified by the previous five amendments, except as specifically provided in this 6th Amendment Agreement.
This 6th Amendment Agreement maybe executed in counterparts,
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                                                                               3


each of which may be a fax copy of an original, but all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have set their hands this 10th day of April, 2002.

Collegiate Funding Services, LLC


By       /s/ Clark McGhee
         ------------------------------------------
         Name:     Clark McGhee
         Title:    EVP

Citibank (New York, State) as trustee for The Student Loan Corporation


By       /s/ Theodore Heinrich
         ------------------------------------------
         Name:     Theodore Heinrich
         Title:    Vice President

The Student Loan Corporation


By       /s/ Christeen Rahmlow
         ------------------------------------------
         Name:     Christeen Rahmlow
         Title:    Vice President




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                 Customer Confirmation of Cancellation Document



    o You must withdraw your current consolidation application by contacting the other consolidation company with whom the application is pending and request that they immediately cancel that application.

    o Once you have cancelled your current application, please sign this Customer Confirmation of Cancellation Document confirming that you have cancelled the application with the other consolidation company. Then complete the enclosed application to obtain your NEW consolidation loan with Citibank and send the application along with this Customer Confirmation of Cancellation Document to CFS.

    o Please sign and date this Document confirming that you have cancelled your application with the other lender. We cannot process your new consolidation loan application until you have verified to us that you have withdrawn your application with the other consolidation lender and signed and returned this document to us.

By signing below, I (1) certify that I have withdrawn any and all other consolidation loan applications that I have submitted to other lenders, and
(2) authorize you to process my consolidation loan application.






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Signature of Borrower                          Date


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Print name



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Customer Social Security Number